                          FORBEARANCE AGREEMENT
                          ---------------------


      THIS AGREEMENT (this "Agreement") is executed as of the 12th day of
                            ---------
October, 1995, by FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association, as successor in interest to BancFlorida, a Federal Savings Bank, formerly known as Naples Federal Savings and Loan Association (the
"Lender"), PGI INCORPORATED, SUGARMILL WOODS, INC., BURNT STORE MARINA,
 ------
INC. and GULF COAST CREDIT CORPORATION, all Florida corporations (individually and collectively, the "Borrowers"), SOUTHERN WOODS,
                                     ---------
INCORPORATED, formerly known as TWIN COUNTY UTILITY CO., PUNTA GORDA ISLES SALES, INC., DEEP CREEK UTILITIES, INC., BURNT STORE UTILITIES, INC., and SUGARMILL WOODS SALES, INC. (individually and collectively, the "Guarantors").
 ----------


                               R E C I T A L S
                               ---------------


      A. The Lender is the owner and holder of certain loans made to Borrower, which loans are defined as the "Loans" and are more particularly described in that certain Thirteenth Mortgage and Loan Modification Agreement dated as of May 13, 1994, executed by BancFlorida, a Federal Savings Bank (predecessor in interest to Lender), formerly known as Naples Federal Savings and Loan Association, and the Borrowers ("Thirteenth Modification"). All
                                          -----------------------
terms used herein and not defined herein shall have the meanings as set forth in the Thirteenth Modification.

      B. The Loans are guaranteed pursuant to certain guarantees of payment executed by the Guarantors.

      C. The Loans are currently in default and certain events of default have occurred and are continuing under certain documents evidencing and/or securing the Loans (all documents evidencing, securing, executed and/or delivered in connection with, the Loans, or any part thereof, including, without limitation, any and all notes, mortgages, loan agreements, security and pledge agreements, UCC-1 financing statements and guarantees, as any of the same may have been, or may be amended, consolidated and/or renewed from time to time are hereinafter referred to as the "Loan Documents")
                                                 --------------

      D. The Borrowers have requested that the Lender forbear from enforcing the Lender's rights and remedies granted by the Loan Documents or otherwise until Wednesday, November 15, 1995, and the Lender has agreed to do so subject to the terms and conditions set forth herein.


                            A G R E E M E N T S :

      NOW, THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, the benefits to be received by the Lender, Borrowers and the Guarantors hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

      1.  Loan Status and Default.  The Borrowers and Guarantors
          -----------------------
acknowledge that (a) the Borrowers are in default of certain of their obligations under the Loan Documents, including, without limitation, certain amounts of principal and interest when due under the notes evidencing all or any portion of the Loans ("Existing Notes"), and (b) the existing defaults
                           --------------
are material defaults and entitle Lender to exercise its rights and remedies under the Loan Documents.  The Borrowers and the Guarantors confirm that the
Borrowers are obligated to pay the Loans which have an unpaid balance as of
September 30, 1995 as follows:

                                                              Receivables Loan              Land Loans
                                                              ----------------              ----------
   Principal                                                  $   4,296,922.29              $   2,704,693.00
   Accrued Interest                                           $     862,440.98              $     479,726.14
   Late Charges                                               $       4,000.00              $       3,879.73
   Lender Expenses                                            $      15,000.00              $
   Total                                                      $   5,178,363.27              $   3,188,298.87
                                                              ================              ================

The aforesaid amounts are due and owing by Borrowers to Lender and Borrowers and Guarantors are not aware of defenses, setoff rights or counterclaims with respect thereto and expressly waive any defense, setoff right or counterclaim with respect to such amounts that they now have whether known or unknown.
The Borrowers and Guarantors acknowledge that absent this Agreement, the Lender would be entitled to the present exercise of all of its remedies under the Loan Documents. Lender agrees that the above amounts represents and consolidates all indebtedness due under the existing notes, and all other existing indebtedness, if any, of Borrowers to Lender as of September 30, 1995.

      2. Loan Documents.  The Borrowers acknowledge that all the terms
         --------------
of the Loan Documents and the obligations of the Borrowers under the Loan Documents remain in full force and effect and may be enforced against the Borrowers in accordance with the terms of the respective Loan Documents, subject to the provisions of this Agreement.

      3. Release of Lender.  The Borrowers and the Guarantors
         -----------------
acknowledge and agree that at all times prior to and during the course of the Loans, Lender has acted in good faith and in a commercially reasonable manner, and Lender has not acted unreasonably or made overreaching, unreasonable or improper demands from Borrowers. The Borrowers and the Guarantors, on behalf of themselves, and their respective successors and assigns, and any and all other entities or persons claiming rights by or through any Borrower or any Guarantor, hereby acquit, release, and forever discharge Lender and Lender's affiliated corporations, directors, officers, agents, employees, principals, servants, attorneys, shareholders, and their successors and assigns, from any and all manner of actions and causes of actions, suits, rights, damages, claims, pecuniary losses, debts, costs, expenses, and attorneys' and other fees whatsoever in law or in equity, which any Borrower or any Guarantor ever had, or may now have, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, whether known or unknown, foreseen or unforeseen, relating to, or arising in any way out of, any event, activity, occurrence or transaction involving, relating to or affecting the Loan Documents. This Release shall not effect the obligations created under this Agreement.

      4. Forbearance.  Provided that the Borrowers, Guarantor or
         -----------
Purchaser pay to Lender $84,000.00 in immediately available funds ("Forbearance Fee") on or before October 13, 1995, the Lender agrees to forbear from taking any legal action to enforce any of its rights or remedies under the Loan Documents and Borrowers and Guarantors shall be under no obligation to make any payments to Lender under the Loan Documents from the date of this Agreement to and including November 15, 1995 (the "Forbearance Period"); provided, however, that Lender's willingness to forbear in the exercise of its rights and remedies under the Loan Documents arising from the defaults existing as of the date hereof shall not be deemed a waiver by Lender of any of Borrowers' defaults under the Loan Documents. Lender shall apply the Forbearance Fee to Forbearance Period Interest (defined below), such payment shall be non-refundable.

      5. Closing Deliveries.  (a)  Upon execution of this Agreement, the
         ------------------
Lender, Borrower and Guarantors, as appropriate, shall execute and deliver to each other the following ("Forbearance Documents") in substantially the forms as attached hereto:

         a. The Consolidated Renewal Promissory Note attached hereto as Exhibit "A";

         b. The Fourteenth Mortgage Modification Agreement attached hereto a Exhibit "B";

         c. UCC-1 Financing Statements in existing collateral for the Loan;

         d. Note and Loan Document Purchase Agreement attached hereto as Exhibit "C";

         e.    Future Advance Note attached hereto as Exhibit "D";

         f.    Notice of Future Advance attached hereto as Exhibit "E";

         g.    Consent of Guarantors attached hereto as Exhibit "F".

         h.    General Release attached hereto as Exhibit "G";

         i. Closing Statement detailing and itemizing the payment of all fees and costs in connection herewith;

         j. Borrower shall deliver evidence of employment of counsel to contest 1994 taxes;

         k. If and when obtained, Lender shall deliver a copy of an endorsement to its mortgagee title insurance policy adding the Fourteenth Mortgage Modification Agreement to the description of the insured instrument.

      (b) Immediately upon satisfaction of the foregoing conditions, Lender shall (i) mark on all of the original Existing Notes in Lender's possession, "Paid by Renewal" and shall attach the same to the Consolidated Renewal Promissory Note (as defined below) and (ii) deliver to Borrower copies of the Existing Notes so marked "Paid by Renewal". In addition, each Borrower and Guarantor shall deliver a current certificate of good standing, certified articles of incorporation and by-laws and corporate resolution authorizing this transaction.

      6. Representations and Warranties.  The Borrowers represent and
         ------------------------------
warrant to the Lender as follows:

         a.    Loan Documents.  The Loan Documents (subject to the terms of
               --------------
               this Agreement) may be enforced in accordance with their terms by the Lender against the Borrowers, Guarantors and the Mortgaged Property; the Borrowers and Guarantors claim no defense, right of offset or counterclaim against enforcement of the Loan Documents and have no other claim against the Lender;

         b.    Authority.  Each Borrower is a corporation duly organized,
               ---------
               validly existing and in good standing under the laws of the State of Florida; each Borrower and the individual(s) executing this Agreement and any other documents in connection herewith (collectively, "Forbearance Documents"), including, without limitation, that certain Consolidated Renewal Promissory Note ("Consolidated Renewal Note") and that certain Additional Advance Note ("Additional Advance Note"; the Additional Advance Note, together with the Consolidated Renewal Note, the "Notes"), both dated even date herewith, executed by Borrowers in favor of Lender on behalf of each Borrower, have full power and authority to execute, deliver and perform this Agreement and the Forbearance Documents; this Agreement and the Forbearance Documents are the legal and binding obligations of each Borrower enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

         c.    Compliance.  The execution, delivery and performance of this
               ----------
               Agreement and the Forbearance Documents and the consummation of the transactions thereby contemplated will not conflict with any law, statute or regulation to which any Borrower or the Mortgaged Property is subject or any judgment, license, order or permit applicable to the Borrowers or any of the Mortgaged Property or any indenture, mortgage, deed of trust or other instrument to which any Borrower or any of the Mortgaged Property is subject; no consent, approval, authorization or order of any court, governmental authority or other person is required in connection with the execution, delivery or performance by any Borrower of this Agreement or the Forbearance Documents;

         d.    Ownership.  Sugarmill Woods, Inc. own the Mortgaged Property
               ---------
               and to the best knowledge and belief of the Chairman, Andrew S. Love and the President, Laurence A. Schiffer, the Mortgaged Property is free and clear of all liens, security interests or other encumbrances, except the liens and encumbrances permitted by the Loan Documents and ad valorem taxes;

         e.    Litigation.  To the best knowledge and belief of the Chairman,
               ----------
               Andrew S. Love and the President, Laurence A. Schiffer, no litigation, investigation or governmental proceeding is pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or the Mortgaged Property which might result in a material adverse change in the business, properties or operations of any Borrower or the value of the Mortgaged Property except as follows: (i) lawsuit filed by Vinovur Corporation.

         f.    Environmental Matters.  Borrowers have not obtained any
               ---------------------
               professional environmental investigation or report as to the Mortgaged Property. None of the Borrowers have any actual knowledge of any release or threatened release of any hazardous substance, pollutant or contaminant on the Mortgaged Property; none of the Borrowers have any actual knowledge of the existence of any hazardous or toxic substance located on the Mortgaged Property; to the Borrower's best knowledge, Borrower has not generated, stored, handled, used or disposed of any hazardous or toxic substances on the Mortgaged Property; to the Borrower's best knowledge, none of the Borrowers have received any oral or written notice of any environmental, nuisance or injury claims against any Borrower from any governmental or private entity relating in any way to the use of the Mortgaged Property; to the knowledge of each Borrower, the Borrowers have complied with all the environmental laws and regulations applicable to the Mortgaged Property;

         g.    Reliance.  The Borrowers:  (a) are represented by independent
               --------
               legal counsel of the Borrowers' choice in the transactions contemplated by this Agreement; (b) are fully aware and clearly understand all of the terms contained in this Agreement and the Forbearance Documents; (c) have voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Agreement and the Forbearance Documents; (d) are not relying on any representation, either written or oral, express or implied, made by the Lender other than as set forth in this Agreement;
               (e) on the Borrowers' own initiative have made proposals to the Lender, the terms of which are reflected by this Agreement; and
               (f) have received actual and adequate consideration to enter into this Agreement and the Forbearance Documents.

      7. Borrower's Agreements.  Until payment in full of the Loans and
         ---------------------
full performance of all other obligations of the Borrowers to the Lender under this Agreement, the Forbearance Documents and the Loan Documents, unless otherwise waived by Lender in writing, the Borrowers covenant and agree as follows:

         a.    Information.  When requested by the Lender and at Lender's
               -----------
               expense, the Borrowers will give the Lender and third parties designated by the Lender access to and permit the Lender and such third parties to inspect the Mortgaged Property and to examine, copy and make excerpts from all books, records and documents relating to the financial condition and business affairs of the Borrowers and the Mortgaged Property.

         b.    1994 Ad Valorem Real Property Taxes.  Each Borrower agrees to
               -----------------------------------
               use its best efforts to diligently pursue their contest with the appropriate taxing authorities regarding the amount of the unpaid 1994 ad valorem real property taxes relating to the Mortgaged Property.

      8. Events of Default.  The occurrence of any one or more of the
         -----------------
following events (the "Events of Default") will entitle the Lender to exercise the remedies set forth at paragraph 8 of this Agreement unless the Lender otherwise consents in writing.

         a.    Nonpayment.  The nonpayment when due of any amount payable
               ----------
               to the Lender under the terms of the Loan Documents (subject to the provisions of this Agreement);

         b.    Breach of Agreement.  The failure by any Borrower to perform
               -------------------
               or observe any representation, warranty or agreement contained in this Agreement;

         c.    Insolvency.  The institution of bankruptcy, reorganization,
               ----------
               liquidation, conservatorship or receivership proceedings by or against any Borrower;

         d.    Repudiation.  The repudiation by any Borrower of any of the
               -----------
               Borrowers' obligations under the Loan Documents, this Agreement or the Forbearance Documents or the assertion of any claim of liability against the Lender by any Borrower;

         e.    Transfer.  The transfer by any Borrower of property of such
               ---------
               Borrower for less than the property's fair value; or

         f.    Preexisting Debt.  The payment by any Borrower on account of
               ----------------
               any preexisting debt to creditors, except that each Borrower may make payments in the ordinary course of business for current taxes or accounts payable as the same come due.

      9. Remedies.  If an Event of Default occurs, the Lender, at the
         --------
Lender's option, may: (a) terminate the forbearance accorded to the Borrowers by this Agreement, whereupon Lender shall immediately be entitled to enforce all of its rights and remedies under the Loan Documents, without notice, presentment, demand, protest, notice of intention to terminate forbearance or other notice of any kind, all of which each Borrower hereby expressly waives, anything contained herein to the contrary notwithstanding;
(b) pursue any claim under the Loan Documents to judgment against the Borrowers or any other person liable therefor. Provided however, that the foregoing shall not relieve Lender of its obligations to perform under paragraph 10 of this Agreement, and under the Note and

Loan Document Purchase Agreement provided that the conditions stated in paragraph 10 of this Agreement have been timely satisfied, and there has been no Event of Default under the Note and Loan Document Purchase Agreement.

      10. Discount Payoff and Assignment; Modification and Acceleration;
          -------------------------------------------------------------
          Deferral of Payments.
          --------------------

          a. Lender hereby agrees that, provided that the Discounted Payoff Conditions (as defined below) shall have been fully satisfied, Lender shall assign the Loan Documents and deliver the original Consolidated Renewal Note and the Future Advance Note endorsed to PGIP L.L.C., a Missouri limited liability company ("Purchaser"), without recourse, representation or warranty, except as set forth in paragraph 9, "Representations and Warranties of Seller", of that certain Note and Loan Document Purchase Agreement dated even date herewith, executed between Lender and Purchaser ("Purchase Agreement"). For purposes of this Agreement, the "Discounted Payoff Conditions" shall mean
               (i) that no Event of Default has occurred under the Purchase Agreement; and (ii) that Lender shall have received the Discounted Payoff Amount (as defined below) in immediately available funds on or before 2:00 p.m. on November 15, 1995. For purposes of this Agreement, "Discounted Payoff Amount" shall mean $4,800,000.00 ("Discounted Payoff Base"), plus the Initial Loan Purchase Payment (as defined below), plus interest calculated on the Discounted Payoff Base accruing at the rate of 10.5% per annum from May 1, 1995 through and including the date of payment in full of the Discounted Payoff Amount ("Forbearance Period Interest"). If the Initial Loan Purchase Payment (as defined below) is made prior to execution of this Agreement, the Discounted Payoff Amount shall be reduced to the Discounted Payoff Base, plus the Forbearance Period Interest. For purposes of this Agreement, "Initial Loan Purchase Payment" shall mean a non-refundable payment in immediately available funds in the amount of $241,617.65. Upon receipt of the Initial Loan Purchase Payment, and full execution of this Agreement and the Purchase Agreement, Lender shall pay an amount equal to the Initial Loan Purchase Payment to the Tax Collectors of Hernando and Citrus Counties, Florida, to be applied to ad valorem taxes assessed against the Property;

          b. Lender further agrees that upon receipt and acceptance of the Discounted Payoff Amount, in immediately available funds, at the request of Purchaser, and subject to the Acceleration Conditions (as defined below), Lender shall immediately prior to assignment of the Loan Documents declare the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest and charges thereon, to be due and payable. For purposes of this letter, "Acceleration Conditions" shall mean:

               i) Lender shall not be required to declare an acceleration if, in the reasonable judgement of Lender, such an action would be illegal, improper, unethical or subject Lender to any risks, losses, claims, damages or liabilities;

               ii) Borrowers, Guarantors, and Purchaser shall execute and deliver to Lender a general release of any and all claims and liabilities arising out of Lender's acceleration of the indebtedness under the Loan Documents, which general release shall be in substantially the form of Exhibit G
                                                                    ---------
                      attached hereto.

               iii) Borrowers, Guarantors and Purchaser shall indemnify and hold Lender harmless from and against any and all claims and liabilities arising out of Lender's acceleration of the indebtedness under the Loan Documents.

          c.   Notwithstanding anything in the Loan Documents to the contrary,
               (i) Borrowers shall not be required to make any regularly scheduled payments under the Loan Documents during the Forbearance Period, and (ii) if the Discounted Payoff Conditions shall not have been satisfied on or before November 15, 1995, all past due amounts of the Loans together with all accrued and unpaid interest thereon, shall be immediately due and payable and thereafter all payment obligations shall be strictly in accordance with the terms of the Loan Documents.

      11. Miscellaneous.  Each Borrower and the Lender further agree as
          -------------
follows:

          a.   Participating Lenders.  Each Borrower agrees that although
               ---------------------
               this Agreement and the Loan Documents name the Lender as the holder thereof, the Lender is authorized to sell the Loan in whole or in part to others. Each holder of a participation interest in the Loan will be entitled to rely on the terms of this Agreement, the Forbearance Documents and the Loan Documents as if such holder had been named as an original party to this Agreement, the Forbearance Documents and the Loan Documents.

          b.   Time.  Time is the essence of each provision of this Agreement.
               ----

          c.   Notices.  Any notice, demand or communication required or
               -------
               permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

          To any Borrower:      c/o PGI Incorporated
                                515 Olive Street, Suite 1400
                                St. Louis, Missouri  63101
                                Attention:  Laurence A. Schiffer
                                Telefacsimile: (314) 621-7360

                                with a copy to:

                                Craig Adoor, Esq.
                                Peper Martin
                                720 Olive Street, 24th Floor
                                St. Louis, Missouri  63101
                                Telefacsimile:  (314) 621-4834

          To the Lender:        Nelson T. Ritch, III
                                Assistant Vice President
                                First Union National Bank of Florida
                                Special Assets Department (FL 2202)
                                800 North Magnolia, 7th Floor
                                Orlando, Florida  32802
                                Telefacsimile:  (407) 649-5628

                                with a copy to:

                                Robert M. Quinn, Esquire
                                Carlton, Fields, Ward, Emmanuel, Smith &
                                Cutler, P.A.
                                777 S. Harbour Island Boulevard
                                Tampa, Florida  33602
                                Telefacsimile:  (813) 229-4133

          d.   Binding Effect.  This Agreement will inure to the benefit of
               --------------
               and bind the respective successors and permitted assigns of the parties.

          e.   Attorneys' Fees.  If either party institutes an action against
               ---------------
               the other party relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable attorneys' fees, disbursements and other litigation expenses incurred by the successful party.

          f.   Severability.  If any provision of this Agreement is
               ------------
               determined by a court having jurisdiction to be illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any provision is so held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible that is legal, valid and enforceable.

          g.   Headings.  The headings used in this Agreement are for ease
               --------
               in reference only and are not intended to affect the interpretation of this Agreement in any way.

          h.   Amendment.  Neither this Agreement nor any of the provisions
               ---------
               hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          i.   Supersession.  This Agreement supersedes, in all respects, all
               ------------
               prior written or oral agreements between the Borrowers and the Lender relating to forbearance by Lender.

          j.  Loan Documents Continue.  Except as expressly provided in this
              -----------------------
              Agreement, all terms, covenants, conditions and provisions of the Loan Documents shall be and remain in full force and effect as written unmodified hereby.

          k.  No Joint Venture.  Nothing contained in this Agreement will be
              ----------------
              construed to constitute the Lender as a joint venturer with any Borrower or to constitute a partnership.

          l.  Construction.  The parties acknowledge that each party and each
              ------------
              party's counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or schedules hereto.

          m.  Waiver.  No waiver of any action or default by any party will be
              ------
              implied from the failure or delay by any other party to take any action in respect of such action or default. No express waiver of any condition precedent or default will affect any other default or extend any period of time for performance other than as specified in such express waiver. One or more waivers of any default in the performance of any provision of this Agreement will not be deemed a waiver of any subsequent default in the performance of the same provision or any other provision. The consent to or approval of any act or request by any party will not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar act or request. The partial exercise of any right or remedy under this Agreement will not preclude any other or further exercise thereof or the exercise of any other right or remedy. No course of dealing between the parties will be deemed to amend the terms of the Agreement or to preclude any party from exercising the rights and remedies herein contained notwithstanding such course of dealing. The rights and remedies provided in this Agreement are cumulative and no right or remedy will be exclusive of any other, or of any other right or remedy at law or in equity which any party might otherwise have by virtue of a default under this Agreement and the exercise of any right or remedy by any party will not impair such party's standing to exercise any other right or remedy.

          n.  Extension of Forbearance Period.  It is understood that the
              -------------------------------
              Lender is under no obligation to extend the term of the Forbearance Period and that any such extension will be made in the Lender's absolute discretion.

          o.  No Novation.  It is the intent and agreement of the parties
              -----------
              that this Agreement shall not constitute a novation and shall in no way adversely affect the lien priority of the mortgages and other security documents securing the Loans.

          p.  Joint and Several.  The obligations and liabilities of each of
              -----------------
              the Borrowers hereunder shall be joint and several. Whenever the word "Borrowers" is used herein, it shall mean each and every Borrower, and their respective successors and assigns.

          q.  Joinder of Guarantors.  Guarantors, by their joinder herein,
              ---------------------
              consent to the parties entering into this Agreement. Guarantors further warrant and represent that the Guarantees previously executed and delivered by them are still in full force and effect, and nothing in this Agreement shall be construed to impair, or have the effect of impairing, Lender's rights thereunder or otherwise discharging or releasing Guarantors from their obligations and duties under said Guaranties. Guarantors further represent and warrant that each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; each Borrower and the individual(s) executing this Agreement and any other documents in connection herewith (collectively, "Forbearance Documents"), including, without limitation, that certain Consolidated Renewal Promissory Note ("Consolidated Renewal Note"), dated even date herewith, executed by Borrower in favor of Lender on behalf of each Borrower, have full power and authority to execute, deliver and perform this Agreement and the Forbearance Documents; this Agreement and the Forbearance Documents are the legal and binding obligations of each Borrower enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

          r.  Further Assurances.  The parties hereto agree that upon the
              ------------------
              reasonable request of the other party to this Agreement, each such party will execute and deliver to the requesting party such other additional instruments and documents, or perform or cause to be performed such other and further acts and things, as may be reasonably necessary to more fully consummate the transactions as set forth in this Agreement provided, however, that performance by either party under this paragraph shall not create any new liability or obligation on the performing party whatsoever.


      IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

                                   FIRST UNION NATIONAL BANK OF FLORIDA,
                                   a national banking association



                                   By:/s/
                                      -----------------------------------------
                                      Name:Nelson T. Ritch---------------------
                                      Title:Assistant Vice President
                                            -----------------------------------



                                   PGI INCORPORATED, a Florida corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr.------------------
                                      Title:Chairman
                                            -----------------------------------


                                   SUGARMILL WOODS, INC., a Florida corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------

                                   BURNT STORE MARINA, INC., a Florida
                                   corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------



                                   GULF COAST CREDIT CORPORATION, a Florida corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------


   The undersigned Guarantors, by execution of this Agreement, hereby join in and consent to the execution of this Agreement by the Borrowers.



                                   SOUTHERN WOODS, INCORPORATED, formerly known as TWIN COUNTY UTILITY CO., a Florida corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------

                                   PUNTA GORDA ISLES SALES, INC., a Florida corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------




                                   DEEP CREEK UTILITIES, INC., a Florida
                                   corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------



                                   BURNT STORE UTILITIES, INC., a Florida
                                   corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Andrew S. Love Jr
                                           ------------------------------------
                                      Title:Chairman---------------------------



                                   SUGARMILL WOODS SALES, INC., a Florida
                                   corporation



                                   By:/s/
                                      -----------------------------------------
                                      Name:Rodney M. Schiffer
                                           ------------------------------------
                                      Title:Vice President
                                            -----------------------------------